EXHIBIT 10.1
FIRST AMENDMENT

to

LOAN AGREEMENT

between

U.S. BANK NATIONAL ASSOCIATION

and

PINNACLE FINANCIAL PARTNERS, INC.

First Amendment dated as of October 2, 2013
Original Agreement dated as of June 15, 2012

K&E 27903541.7

FIRST AMENDMENT TO
 LOAN AGREEMENT
This FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") is dated as of October 2, 2013, and is made by and between PINNACLE FINANCIAL PARTNERS, INC., a Tennessee corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender").
R E C I T A L S:
A.            Borrower is a bank holding company that owns 100% of the issued and outstanding capital stock of PINNACLE BANK, a Tennessee banking corporation (formerly PINNACLE NATIONAL BANK, a national banking association) with its principal banking offices in Nashville, Tennessee.
B.            The Borrower and Lender are party to a Loan Agreement dated as of June 15, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Original Agreement").
C.            The parties hereto desire to amend and modify the Original Agreement in accordance with the terms and subject to the conditions set forth in this First Amendment.
D.            Capitalized terms not otherwise defined in this First Amendment shall have the meanings respectively ascribed to them in the Original Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:
A G R E E M E N T:
SECTION 1.	AMENDMENTS TO THE ORIGINAL AGREEMENT
.
1.1            Restricted Payments (Section 5.2.2.).   Section 5.2.2. of the Original Agreement shall be amended in its entirety to read as follows:
"Restricted Payments.  During the continuance of any Event of Default or Unmatured Event Default, or if an Event of Default or Unmatured Event Default would result after giving effect to any such declaration, payment or distribution, Borrower shall not declare or pay any dividend on, or make any distribution with respect to, any of its capital stock without the prior written consent of Lender.  In addition, without the prior written consent of Lender, Borrower shall not redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; provided, however, that notwithstanding the foregoing, Borrower may (a) make repurchases of its capital stock that are deemed to occur upon the exercise of stock options or warrants if the capital stock repurchased represents a portion of the exercise price of such options or warrants or withholding of shares of capital stock upon the vesting of restricted stock, restricted stock units or salary stock units, including in connection with the satisfaction of withholding taxes related to such vesting; and (b) make purchases on the open market directly, or indirectly through a plan trustee or administrator, of shares of Borrower's common stock for allocations to participants in Borrower's, or its ERISA Affiliates', Employee Benefit Plans."
SECTION 2.	REPRESENTATIONS AND WARRANTIES
.  Borrower hereby represents and warrants to Lender as of the date hereof as follows:
(i)            No Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from the amendments contemplated hereby.
(ii)            The execution, delivery and performance by the Borrower of this First Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.
(iii)            This First Amendment and the other Transaction Documents (as amended by this First Amendment) constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors' rights or equitable principles generally.
(iv)            All of the representations and warranties of Borrower in the Original Agreement are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date.
(v)            Borrower's obligations under the Original Agreement and under the other Transaction Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.
SECTION 3.	ADDITIONAL TERMS.
3.1            Acknowledgement of Indebtedness under Agreement
.  Borrower acknowledges and confirms that, as of the date hereof, Borrower is indebted to Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of [SEVENTEEN MILLION, FOUR HUNDRED THIRTY-TWO THOUSAND, TWO HUNDRED NINETY-ONE AND 67/100 DOLLARS ($17,432,291.67)]1 under the Original Agreement.
3.2            The Agreement
.  On and after the Effective Date: (i) each reference in the Original Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Original Agreement as amended hereby, (b) each reference to the Original Agreement in all Transaction Documents shall mean and be a reference to the Original Agreement, as amended hereby, and (c) this First Amendment shall be deemed a "Transaction Document" for the purposes of the Original Agreement.
3.3            First Amendment and Original Agreement to be Read Together
.  This First Amendment supplements and is hereby made a part of the Original Agreement, and the Original Agreement and this First Amendment shall from and after the Effective Date be read together and shall constitute one agreement. Except as otherwise set forth herein, the Original Agreement shall remain in full force and effect.
3.4            Acknowledgements
.  Borrower acknowledges that (i) it has been advised by counsel of its choice of law with respect to this First Amendment, the Original Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) any waiver of Borrower set forth herein has been knowingly and voluntarily made, and (iii) the obligations of Lender hereunder shall be strictly construed and shall be expressly subject to Borrower's compliance in all respects with the terms and conditions of the Original Agreement.
3.5            No Waiver
.            The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any Event of Default (including without limitation any Events of Default existing on the date hereof, if any), nor operate as a waiver of any right, power or remedy of Lender (including without limitation any rights, powers or remedies of Lender with respect to any Events of Default existing on the date hereof, if any), nor, except to the extent the Original Agreement is expressly amended by this First Amendment, constitute a waiver of, or consent to any departure from, any provision of the Original Agreement, or any of the other Transaction Documents.
3.6            No Novation
.  The terms and conditions of the Original Agreement are amended as set forth in this First Amendment.  It is expressly understood and acknowledged that nothing in this First Amendment shall be deemed to cause or otherwise give rise to a novation of the indebtedness contemplated in the agreement.  All "Borrower's Liabilities" under the Original Agreement shall in all respects be continuing and this First Amendment shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such "Borrower's Liabilities."
SECTION 4.                          CONDITIONS PRECEDENT
.  The amendments set forth in SECTION 1 above shall become effective as of the date (the "Effective Date") on which each of the following conditions shall have been satisfied: (i) Borrower and Lender shall have received one or more counterparts of this First Amendment duly executed and delivered by the other; (ii) Lender shall have received payment from Borrower, in immediately available funds, of an amount sufficient to reimburse Lender for all reasonable out-of-pocket costs, fees and expenses incurred by Lender, or for which Lender has become obligated, in connection with the negotiation, preparation and consummation of the First Amendment, and that have been invoiced as of the Effective Date, including but not limited to, reasonable attorneys' fees and expenses; and (iii) a copy, certified by the Secretary or Assistant Secretary of Borrower, of its Board of Directors' resolutions authorizing the execution, delivery, and performance, respectively, of this First Amendment and any other documents to be executed, delivered, or performed in connection with this First Amendment.
SECTION 5.                          RELEASE
.  Borrower, for itself and its successors and assigns, does hereby fully, finally and unconditionally release and forever discharge, and agrees to hold harmless, Lender and each of its equity holders and affiliates, and their respective agents, advisors, managers, parents, subsidiaries, attorneys, representatives, employees, officers and directors, and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, counterclaims, setoffs, obligations, damages, costs, attorneys' fees and expenses, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever kind, nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, that Borrower has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this First Amendment, the Original Agreement, the other Transaction Documents, the transactions described therein, the Loan, Lender's administration thereof, or the financing or banking relationships of Borrower with Lender.
SECTION 6.                          Miscellaneous
.  This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart.  This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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1	The amount reflected above represents the outstanding principal amount as of September 24, 2013. The amount will be adjusted, if required, to reflect the outstanding principal on October 2, 2013.

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER.  BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL.  BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AMENDMENT AND THE TRANSACTION DOCUMENTS, (c) THIS WAIVER SHALL BE EFFECTIVE AS TO THE AMENDMENT AND EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN AND (d) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Mark R. Cousineau
Name:	Mark R. Cousineau
Title:	Senior Vice President